Exhibit 1.1

DYNEX CAPITAL, INC.

(A Virginia corporation)

2,000,000 Shares of 7.625% Series B Cumulative Redeemable Preferred Stock

UNDERWRITING AGREEMENT

Dated: April 11, 2013

DYNEX CAPITAL, INC.

(A Virginia corporation)

2,000,000 Shares of 7.625% Series B Cumulative Redeemable Preferred Stock

UNDERWRITING AGREEMENT

April 11, 2013

J.P. Morgan Securities LLC

Keefe, Bruyette and Woods, Inc.

as Representatives of the Underwriters

named in this Agreement

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Ladies and Gentlemen:

Dynex Capital, Inc., a Virginia corporation (the “Company”), confirms its agreement with J.P. Morgan Securities LLC (“J.P. Morgan”) and Keefe, Bruyette and Woods, Inc. (“KBW”) and each of the other Underwriters named in Schedule A hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom J.P. Morgan, and KBW are acting as representatives (in such capacity, the “Representatives”), with respect to (i) the sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of shares of 7.625% Series B Cumulative Redeemable Preferred Stock (liquidation preference $25.00 per share) of the Company (“Series B Preferred Stock”) set forth in Schedules A and B hereto and (ii) the grant by the Company to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of 300,000 additional shares of Series B Preferred Stock. The aforesaid 2,000,000 shares of Series B Preferred Stock (the “Initial Securities”) to be purchased by the Underwriters and all or any part of the 300,000 shares of Series B Preferred Stock subject to the option described in Section 2(b) hereof (the “Option Securities”) are herein called, collectively, the “Securities.” The Securities shall be established by Articles of Amendment to the Restated Articles of Incorporation of the Company (the “Articles of Amendment”).

The Company understands that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deem advisable after this Agreement has been executed and delivered.

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a shelf registration statement on Form S-3 (File No. 333-173551) covering the public offering and sale of certain securities, including the Securities, under the Securities Act of 1933, as amended (the “1933 Act”), and the rules and regulations promulgated thereunder (the “1933 Act Regulations”), which shelf registration statement has been declared effective by the Commission under the 1933 Act. Such registration statement, as of any time, means such registration statement as amended by any post-effective amendments thereto to such time, including the exhibits and any schedules thereto at such time, the documents incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the 1933 Act and the documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430B under the 1933 Act Regulations (“Rule 430B”), is referred to herein as the “Registration Statement;” provided, however, that the “Registration Statement” without reference to a time means such registration statement as amended by any post-effective amendments thereto as of the time of the first contract of sale for the Securities, which time shall be considered the “new effective date” of such registration statement with respect to the Securities within the meaning of paragraph (f)(2) of Rule 430B, including the exhibits and schedules thereto as of such time, the documents incorporated or deemed incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the 1933 Act and the documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430B. Each preliminary prospectus used in connection with the offering of the Securities, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, are collectively referred to herein as a “preliminary prospectus.” Promptly after execution and delivery of this Agreement, the Company will prepare and file a final prospectus relating to the Securities in accordance with the provisions of Rule 424(b) under the 1933 Act Regulations (“Rule 424(b)”). The final prospectus, in the form first furnished or made available to the Underwriters for use in connection with the offering of the Securities, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, are collectively referred to herein as the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (or any successor system)(“EDGAR”).

As used in this Agreement:

“Applicable Time” means 5:00 P.M., New York City time, on April 11, 2013, or such other time as agreed by the Company and the Representatives.

“General Disclosure Package” means any Issuer General Use Free Writing Prospectuses issued at or prior to the Applicable Time, the most recent preliminary prospectus (including any documents incorporated therein by reference) that is distributed to investors prior to the Applicable Time and the information included on Schedule C-1 hereto, all considered together.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), including without limitation any “free writing prospectus” (as defined in Rule 405 of the 1933 Act Regulations (“Rule 405”)) relating to the Securities that is (i) required to be filed with the Commission by the Company, (ii) a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors (other than a “bona fide electronic road show,” as defined in Rule 433), as evidenced by its being specified in Schedule C-2 hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

The Company will prepare a final term sheet (the “Term Sheet”) containing only a description of the final terms of the Securities and their offering, in a form approved by the Representatives and attached as Schedule C-2 hereto, and acknowledges that the Term Sheet is an Issuer General Use Free Writing Prospectus and will comply with its related obligations set forth in Section 3(l) hereof. The Company will furnish to each Underwriter, without charge, copies of the Term Sheet promptly upon its completion.

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” (or other references of like import) in the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to include all such financial statements and schedules and other information incorporated or deemed incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be, prior to the execution and delivery of this Agreement; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to include the filing of any document under the Securities Exchange Act of 1934, as amended (the “1934 Act”), and the rules and regulations promulgated thereunder (the “1934 Act Regulations”), incorporated or deemed to be incorporated by reference in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be, at or after the execution and delivery of this Agreement.

SECTION 1. Representations and Warranties.

(a) Representations and Warranties by the Company. The Company represents and warrants to each Underwriter as of the date hereof, the Applicable Time, the Closing Time (as defined below) and any Date of Delivery (as defined below), and agrees with each Underwriter, as follows:

(i) Registration Statement and Prospectuses. The Company meets the requirements for use of Form S-3 under the 1933 Act. The Registration Statement has been declared effective by the Commission under the 1933 Act and remains effective on the date hereof and the Securities have been and remain eligible for registration by the Company on such shelf registration statement. No stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated. The Company has complied with each request (if any) from the Commission for additional information.

Each of the Registration Statement and any post-effective amendment thereto, at the time of its effectiveness and at each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2) under the 1933 Act Regulations, complied in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations. Each preliminary prospectus, the Prospectus and any amendment or supplement thereto, at the time each was filed with the Commission, complied in all material respects with the requirements of the 1933 Act Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations.

(ii) Accurate Disclosure. Neither the Registration Statement nor any amendment thereto, at its effective time, at the Closing Time or at any Date of Delivery, contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. As of the Applicable Time, neither (A) the General Disclosure Package nor (B) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Neither the Prospectus nor any amendment or supplement thereto (including any prospectus wrapper), as of its issue date, at the time of any filing with the Commission pursuant to Rule 424(b), at the Closing Time or at any Date of Delivery, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, at the time the Registration Statement became effective or when such documents incorporated by reference were filed with the Commission, as the case may be, when read together with the other information in the Registration Statement, the General Disclosure Package or the Prospectus, as the case may be, did not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement (or any amendment thereto), the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein. For purposes of this Agreement, the only information so furnished shall be the information in the fourth and seventh paragraphs under the heading “Underwriting” in each case contained in any preliminary prospectus and the Prospectus (collectively, the “Underwriter Information”).

(iii) Issuer Free Writing Prospectuses. No Issuer Free Writing Prospectus conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein, and any preliminary prospectus deemed to be a part thereof that has not been superseded or modified.

(iv) Company Not Ineligible Issuer. At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Securities and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer.

(v) Independent Accountants. The accountants who audited the financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus are independent public accountants as required by the 1933 Act, the 1933 Act Regulations, the 1934 Act, the 1934 Act Regulations and the Public Accounting Oversight Board.

(vi) Financial Statements. The financial statements included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved and do not include any “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission). The supporting schedules, if any, present fairly in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included or incorporated by reference therein. Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus under the 1933 Act or the 1933 Act Regulations. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(vii) No Material Adverse Change in Business. Except as otherwise stated therein, since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company or any of its Subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its Subsidiaries considered as one enterprise, and (C) except for regular dividends on the Common Stock and the 8.50% Series A Cumulative Redeemable Preferred Stock, in each case in amounts per share that are consistent with past practice, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(viii) Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the Commonwealth of Virginia and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

(ix) Good Standing of Subsidiaries. Each “significant subsidiary” of the Company (as such term is defined in Rule 1-02 of Regulation S-X) (each, a “Subsidiary” and, collectively, the “Subsidiaries”) has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its incorporation or organization, has corporate or similar power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not result in a Material Adverse Effect. Except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, all of the issued and outstanding capital stock of each

Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. None of the outstanding shares of capital stock of any Subsidiary were issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, no Subsidiary is prohibited or restricted, directly or indirectly, from paying dividends to the Company, or from making any other distribution with respect to such Subsidiary’s capital stock or from repaying to the Company or any other Subsidiary any amounts that may from time to time become due under any loans or advances to such Subsidiary from the Company or such other Subsidiary, or from transferring any such Subsidiary’s property or assets to the Company or to any other Subsidiary. Other than as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus and other than securities held for investment purposes, the Company does not own, directly or indirectly, any capital stock or other equity securities of any other corporation or any ownership interest in any partnership, joint venture or other association. The only subsidiaries of the Company required to be listed under Item 601(b)(21) of Regulation S-K in an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 are listed on Exhibit 21.1 to such annual report.

(x) Capitalization. The authorized, issued and outstanding shares of capital stock of the Company are as set forth in the Registration Statement, the General Disclosure Package and the Prospectus (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Registration Statement, the General Disclosure Package and the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Registration Statement, the General Disclosure Package and the Prospectus). The outstanding shares of capital stock of the Company, have been duly authorized and validly issued and are fully paid and non-assessable. None of the outstanding shares of capital stock of the Company were issued in violation of the preemptive or other similar rights of any securityholder of the Company.

(xi) Authorization of Agreement and Articles of Amendment. This Agreement has been duly authorized, executed and delivered by the Company. The Articles of Amendment establishing the terms of the Series B Preferred Stock and authorizing the issuance of at least 2,300,000 shares of Series B Preferred Stock will be, by the Closing Time, duly authorized, executed and filed by the Company with the Virginia State Corporation Commission (the “VSCC”), which shall have issued a certificate of amendment in respect of the amendments to the Company’s Restated Articles of Incorporation contained in the Articles of Amendment (a “certificate of amendment”).

(xii) Authorization and Description of Securities. Upon the filing of the Articles of Amendment with the VSCC and the issuance by the VSCC of a certificate of amendment, the Securities to be purchased by the Underwriters from the Company will have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid and non-assessable; and at or before the Closing Time, the Company shall have filed a Form 8-A with the Commission to register the Securities pursuant to Section 12 of the 1934 Act; and the issuance of the Securities is not subject to the preemptive or other similar rights of any securityholder of the Company. Upon the filing of the Articles of Amendment with the VSCC and the issuance by the VSCC of a certificate of amendment, the shares of the common stock of the Company, par value $0.01 (the “Common Stock”) issuable upon conversion of the Securities will have been duly and validly authorized and reserved for issuance by the Company and, when issued and delivered upon conversion and in accordance with the terms of the Company’s Restated Articles of Incorporation, including the Articles of Amendment, will be validly issued and fully-paid and non-assessable; and will not have been issued in violation of any preemptive or other similar rights of any securityholder of the Company. The Series B Preferred Stock and Common Stock conform to all statements relating thereto contained in the Registration Statement, the General Disclosure Package and the Prospectus and such description of the Series B Preferred Stock conforms to the rights set forth in the Articles of Amendment. No holder of Securities will be subject to personal liability by reason of being such a holder.

(xiii) Registration Rights. There are no persons with registration rights or other similar rights to have any securities registered for sale pursuant to the Registration Statement or otherwise registered for sale or sold by the Company under the 1933 Act pursuant to this Agreement, other than those rights that have been disclosed in the Registration Statement, the General Disclosure Package and the Prospectus and have been waived.

(xiv) Absence of Violations, Defaults and Conflicts. Neither the Company nor any of its Subsidiaries is (A) in violation of its charter, by-laws or similar organizational document, (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which it or any of them may be bound or to which any of the properties or assets of the Company or any subsidiary is subject (collectively, “Agreements and Instruments”), except for such defaults that would not, singly or in the aggregate, result in a Material Adverse Effect, or (C) in violation of any law, statute, rule, regulation, judgment, order, writ or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over the Company or any of its Subsidiaries or any of their respective properties, assets or operations (each, a “Governmental Entity”), except for such violations that would not, singly or in the aggregate, result in a Material Adverse Effect. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and in the Registration Statement, the General Disclosure Package and the Prospectus (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described therein under the caption “Use of Proceeds”) and compliance by the Company with its obligations hereunder and under the Articles of Amendment have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or any Subsidiary pursuant to the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not, singly or in the aggregate, result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter, by-laws or similar organizational document of the Company, or any of its Subsidiaries or any law, statute, rule, regulation, judgment, order, writ or decree of any Governmental Entity. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its Subsidiaries.

(xv) Absence of Proceedings. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there is no action, suit, proceeding, inquiry or investigation before or brought by any Governmental Entity now pending or, to the knowledge of the Company, threatened, against or affecting the Company or any of its Subsidiaries, which could reasonably result in a Material Adverse Effect, or which could reasonably be expected to adversely affect their respective properties or assets or the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder and which could reasonably result in a Material Adverse Effect; and the aggregate of all pending legal or governmental proceedings to which the Company or any such Subsidiary is a party or of which any of their respective properties or assets is the subject which are not described in the Registration Statement, the General Disclosure Package and the Prospectus, including ordinary routine litigation incidental to the business, would not result in a Material Adverse Effect.

(xvi) Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement, the General Disclosure Package or the Prospectus or to be filed as exhibits to the Registration Statement which have not been so described and filed as required.

(xvii) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Entity is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, except (i) the filing of the Articles of Amendment with the VSCC and the issuance by the VSCC of a certificate of amendment; (ii) such as have been already obtained or as may be required under the 1933 Act, the 1933 Act Regulations, the 1934 Act, the 1934 Act Regulations, the rules of the New York Stock Exchange, state or foreign securities laws or the rules of Financial Industry Regulatory Authority, Inc. (“FINRA”).

(xviii) Possession of Licenses and Permits. The Company and its Subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate Governmental Entities necessary to conduct the business now operated by them, except where the failure so to possess would not, singly or in the aggregate, result in a Material Adverse Effect. The Company and its Subsidiaries are in compliance with the terms and conditions of all Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect. All of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, result in a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has received any notice of proceedings relating to the revocation or modification of any Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(xix) Possession of Intellectual Property. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, the Company and its Subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them, and neither the Company nor any of its Subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its Subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

(xx) Environmental Laws. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus or would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its Subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and its Subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or, to the Company’s knowledge, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its Subsidiaries and (D) there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or Governmental Entity, against or affecting the Company or any of its Subsidiaries relating to Hazardous Materials or any Environmental Laws.

(xxi) Accounting Controls and Disclosure Controls. Except as would not reasonably result in a Material Adverse Effect, the Company and each of its Subsidiaries maintain effective internal control over financial reporting (as defined under Rule 13-a15 and 15d-15 under the 1934 Act Regulations) and a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (E) the interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (1) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (2) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company and each of its Subsidiaries maintain an effective system of disclosure controls and procedures (as defined in Rule 13a-15 and Rule 15d-15 under the 1934 Act Regulations) that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.

(xxii) Payment of Taxes. All United States federal income tax returns of the Company and its Subsidiaries required by law to be filed have been filed and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except assessments against which appeals have been or will be promptly taken and as to which adequate reserves have been provided. The United States federal income tax returns of the Company through the fiscal year ended December 31, 2008 have been settled and no assessment in connection therewith has been made against the Company. The United States federal income tax returns of the Company for the periods ended December 31, 2009, December 31, 2010 and December 31, 2011 have not yet been settled, but no assessment in connection with such income tax returns of the Company for such periods has been made, and to the knowledge of the Company none is proposed to be made, against the Company. The Company and its Subsidiaries have filed all other tax returns that are required to have been filed by them pursuant to applicable foreign, state, local or other law except insofar as the failure to file such returns would not result in a Material Adverse Effect, and has paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company and its Subsidiaries, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been established by the Company or except insofar as the failure to pay such taxes would not result in a Material Adverse Effect. The charges, accruals and reserves on the books of the Company in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined, except to the extent of any inadequacy that would not result in a Material Adverse Effect.

(xxiii) Insurance. The Company and its Subsidiaries carry or are entitled to the benefits of insurance, with reputable insurers, in such amounts and covering such risks as is generally maintained by established companies engaged in the same or similar business, and all such insurance is in full force and effect. The Company has no reason to believe that it or any of its Subsidiaries will not be able (A) to renew its existing insurance coverage as and when such policies expire or (B) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Effect. Since January 1, 2010, neither of the Company nor any of its Subsidiaries has been denied any insurance coverage which it has sought or for which it has applied.

(xxiv) Investment Company Act. The Company is not required, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Registration Statement, the General Disclosure Package and the Prospectus will not be required, to register as an “investment company” under the Investment Company Act of 1940, as amended (the “1940 Act”).

(xxv) Commodity Exchange Act. The Company is not required to be registered as a commodity pool operator with the Commodity Futures Trading Commission or the National Futures Association under the Commodity Exchange Act, as amended.

(xxvi) Absence of Manipulation. Neither the Company nor any affiliate of the Company has taken, nor will the Company or any affiliate take, directly or indirectly, any action which is designed, or would be expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or to result in a violation of Regulation M under the 1934 Act.

(xxvii) Foreign Corrupt Practices Act. None of the Company, any of its Subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its Subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(xxviii) Money Laundering Laws. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any Governmental Entity involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(xxix) OFAC. None of the Company, any of its Subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its Subsidiaries is currently the subject of any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the sale of the Securities, or lend, contribute or otherwise make available such proceeds to any of its Subsidiaries, joint venture partners or other person, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(xxx) Lending Relationship. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company (i) does not have any material lending or other relationship with any bank or lending affiliate of any Underwriter and (ii) does not intend to use any of the proceeds from the sale of the Securities to repay any outstanding debt owed to any affiliate of any Underwriter.

(xxxi) Statistical and Market-Related Data. Any statistical and market-related data included in the Registration Statement, the General Disclosure Package or the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate and, to the extent required, the Company has obtained the written consent to the use of such data from such sources.

(xxxii) Stock Exchange Listing. The Company has applied to have the Securities listed on the New York Stock Exchange. The Common Stock is registered pursuant to Section 12(b) of the 1934 Act, and is listed on the New York Stock Exchange, and the Company has taken no action designed to, or likely to, have the effect of, terminating the registration of the Common Stock under the 1934 Act or delisting the Common Stock from the New York Stock Exchange, nor has the Company received any notification that the Commission or the FINRA is contemplating terminating such registration or listing.

(xxxiii) Share Certificates. The forms of certificate used to evidence the shares of Series B Preferred Stock (including the Securities) and the shares of Common Stock issuable upon conversion of the Series B Preferred Stock in accordance with the Articles of Amendment comply in all material respects with all applicable statutory requirements, with any applicable requirements of the organizational documents of the Company, including (in the case of the Securities) the Articles of Amendment, and the requirements of the New York Stock Exchange.

(xxxiv) Investment Portfolio; Investment Policies; Title to Properties. Except as otherwise described in the Registration Statement, the General Disclosure Package and the Prospectus, the Company has no plan or intention to materially alter its stated investment policies and operating policies and strategies as such are described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 filed with the Commission. The Company and each of the Subsidiaries has good and marketable title in fee simple to all real property and good and marketable title to all other properties and assets reflected as owned directly by them, in each case free and clear of any security interests, mortgages, pledges, liens, encumbrances, equities, claims, and other defects or restrictions of any kind, except as described in the Registration Statement, the General Disclosure Package and the Prospectus or as would not have a Material Adverse Effect. The real property, improvements, buildings, equipment, and personal property held under lease by the Company or any Subsidiary are held under valid and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment, or personal property by the Company or such Subsidiary.

(xxxv) No Transfer Taxes or Other Fees. There are no transfer taxes or other similar fees or charges under Federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance and sale by the Company of the Securities.

(xxxvi) Labor and Employment Matters. Neither the Company nor any Subsidiary is in violation of or has received notice of any violation with respect to any federal or state law relating to discrimination in the hiring, termination, promotion, terms or conditions of employment or pay of employees, or any applicable federal or state wages and hours law, the violation of any of which could have a Material Adverse Effect.

(xxxvii) ERISA Compliance. The Company, its Subsidiaries and their “ERISA Affiliates” (as defined below) and any “employee benefit plan” (as defined under the Employee Retirement Income Securities Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) established or maintained by the Company, the Subsidiaries or their ERISA Affiliates or to which the Company, the Subsidiaries or their ERISA Affiliates contribute or are required to contribute are in compliance in all material respects with ERISA and the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder and the corresponding provisions of state income tax codes (the “Code”); “ERISA Affiliates” means any trade or business, whether or not incorporated, which with the Company or a Subsidiary is treated as a single employer under Section 414(b), (c), (m) or (o) of the Code; no such employee benefit plan is subject to Section 412 of the Code, Section 302 of ERISA or Title IV of ERISA; there has been no non-exempt “prohibited transaction” (as defined in Section 4975 of the Code or Section 406 or 407 of ERISA) for which the Company, the Subsidiaries or their ERISA Affiliates have any liability; each such employee benefit plan that is intended to be qualified under Section 401(a) of the Code is so qualified and, to the knowledge of the Company, nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.

(xxxviii) No Unlawful Contributions or Other Payments. Neither the Company nor any of its Subsidiaries nor, to the Company’s knowledge, any officer, director, manager or trustee purporting to act on behalf of the Company or any of its Subsidiaries has at any time (i) made any contributions to any candidate for political office, or failed to disclose fully any such contributions, in violation of law, (ii) made any payment to any state, federal or foreign governmental officer or official, or other person charged with similar public or quasi-public duties, in violation of law, (iii) made any payment outside the ordinary course of business to any investment officer or loan broker or person charged with similar duties of any entity to which the Company or any of its Subsidiaries sells or from which the Company or any of its Subsidiaries buys loans or servicing arrangements for the purpose of influencing such agent, officer, broker or person to buy loans or servicing arrangements from or sell loans to the Company or any of its Subsidiaries in violation of law, or (iv) engaged in any transactions, maintained any bank account or used any corporate funds except for transactions, bank accounts and funds that have been and are reflected in the normally maintained books and records of the Company and its Subsidiaries.

(xxxix) No Unlawful Payment or Receipt of Funds. Neither the Company nor, to the Company’s knowledge, any of the Subsidiaries nor any employee or agent of the Company or any of the Subsidiaries, has made any payment of funds of the Company or of any Subsidiary or received or retained any funds in violation of any law, rule or regulation or of a character required to be disclosed in the Registration Statement, the General Disclosure Package and the Prospectus.

(xl) Margin Rules. Neither the issuance, sale and delivery of the Securities nor the application of the proceeds thereof by the Company as described in the Registration Statement, the General Disclosure Package and the Prospectus will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(xli) REIT Qualification. The Company has been, and upon the sale of the Securities will continue to be, organized and operated in conformity with the requirements for qualification and taxation as a “real estate investment trust” (a “REIT”) under Sections 856 through 860 of the Code for all taxable years commencing with its taxable year ended December 31, 2006. The proposed method of operation of the Company as described in the Registration Statement, the General Disclosure Package and the Prospectus will enable the Company to continue to meet the requirements for qualification and taxation as a REIT under the Code, and no actions have been taken (or not taken which are required to be taken) which would cause such qualification to be lost. The Company intends to continue to operate in a manner which would permit it to qualify as a REIT under the Code. The Company has no intention of changing its operations or engaging in activities which would cause it to fail to qualify, or make economically undesirable its continued qualification, as a REIT.

(xlii) Tax Disclosure. The factual description of the Company’s organization and actual and proposed method of operation set forth in the Registration Statement, the General Disclosure Package and the Prospectus under the heading “Federal Income Tax Considerations of Our Status as a REIT” is accurate and presents fairly the matters referred to therein.

(xliii) Stock Options. With respect to the stock options (the “Stock Options”) granted pursuant to the stock-based compensation plans of the Company (the “Company Stock Plans”), (i) each grant of a Stock Option was duly authorized no later than the date on which the grant of such Stock Option was by its terms to be effective (the “Grant Date”) by all necessary corporate action, including, as applicable, approval by the Board of Directors of the Company (or a duly constituted and authorized committee or delegatee thereof) and (ii) each such grant of Stock Options was made in accordance with the terms of the applicable Company Stock Plans, the 1934 Act and all other applicable laws and regulatory rules or requirements, including the rules of the New York Stock Exchange. The Company has not knowingly granted, and there is no and has been no policy or practice of the Company of granting, Stock Options prior to, or otherwise coordinated the grant of Stock Options with, the release or other public announcement of material information regarding the Company or its Subsidiaries or their results of operations or prospects.

(b) Officer’s Certificates. Any certificate signed by any officer of the Company or any of its Subsidiaries delivered to the Representatives or to counsel for the Underwriters pursuant to or in connection with this Agreement or the transactions contemplated hereby shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

SECTION 2. Sale and Delivery to Underwriters; Closing.

(a) Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at the price per share set forth in Schedule A, that proportion of the number of Initial Securities set forth in Schedule B opposite the name of the Company, which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, bears to the total number of Initial Securities, subject, in each case, to such adjustments among the Underwriters as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional shares.

(b) Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase up to an additional 300,000 shares of Series B Preferred Stock, as set forth in Schedule B, at the price per share set forth in Schedule A, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities. The option hereby granted may be exercised for 30 days after the date hereof and may be exercised in whole or in part from time to time upon notice by the Representatives to the Company setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a “Date of Delivery”) shall be determined by the Representatives, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter bears to the total number of Initial Securities, subject, in each case, to such adjustments as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional shares.

(c) Payment. Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the offices of DLA Piper LLP (US), 1251 Avenue of the Americas, New York, NY 10020, or at such other place as shall be agreed upon by the Representatives and the Company, at 9:00 A.M. (New York City time) on the fifth (sixth, if the pricing occurs after 4:30 P.M. (New York City time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called “Closing Time”).

In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representatives and the Company, on each Date of Delivery as specified in the notice from the Representatives to the Company.

Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company against delivery through the facilities of The Depository Trust Company to the Representatives for the respective accounts of the Underwriters of certificates for the Securities to be purchased by them. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase. J.P. Morgan, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

(d) Denominations; Registration. Certificates for the Initial Securities and the Option Securities, if any, shall be in such denominations and registered in such names as the Representatives may request in writing at least one full business day before the Closing Time or the relevant Date of Delivery, as the case may be. The certificates for the Initial Securities and the Option Securities, if any, will be made available for examination and packaging by the Representatives in The City of New York not later than 10:00 A.M. (New York City time) on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.

SECTION 3. Covenants of the Company. The Company covenants with each Underwriter as follows:

(a) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will comply with the requirements of Rule 430B, and will notify the Representatives immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective or any amendment or supplement to the Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus, including any document incorporated by reference therein or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(d) or 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities. The Company will effect all filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order, prevention or suspension and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment. The Company shall pay any Commission filing fee relating to the Securities as required by Rule 456 under the 1933 Act Regulations.

(b) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Registration Statement, the General Disclosure Package and the Prospectus. If at any time when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172 of the 1933 Act Regulations (“Rule 172”), would be) required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to (i) amend the Registration Statement in order that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) amend or supplement the General Disclosure Package or the Prospectus in order that the General Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser or (iii) amend the Registration Statement or amend or supplement the General Disclosure Package or the Prospectus, as the case may be, in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly (A) give the Representatives notice of such event, (B) prepare any amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the General Disclosure Package or the Prospectus comply with such requirements and, a reasonable amount of time prior to any proposed filing or use, furnish the Representatives with copies of any such amendment or supplement and (C) file with the Commission any such amendment or supplement; provided that the Company shall not file or use any such amendment or supplement to which the Representatives or counsel for the Underwriters shall object. The Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request. The Company has given the Representatives notice of any filings made pursuant to the 1934 Act or 1934 Act Regulations within 48 hours prior to the Applicable Time; the Company will give the Representatives notice of its intention to make any such filing from the Applicable Time to the Closing Time and will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing, as the case may be, and will not, in each case, file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object.

(c) Delivery of Registration Statements. Upon request, the Company will deliver to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts, and, upon request, will also deliver to the Representatives, without charge, a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d) Delivery of Prospectuses. The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the 1933 Act (the “Prospectus Delivery Period”), such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e) Blue Sky Qualifications. The Company will use its best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representatives may designate and to maintain such qualifications in effect so long as required to complete the distribution of the Securities; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(f) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(g) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Registration Statement, the General Disclosure Package and the Prospectus under “Use of Proceeds.”

(h) Listing. The Company will use its best efforts to cause the Securities to be listed on the New York Stock Exchange within 30 days of the date hereof and to thereafter maintain such listing so long as any shares of Series B Preferred Stock remain outstanding.

(i) Reservation of Common Stock. The Company will reserve and keep available at all times, free of preemptive rights, a sufficient number of shares of the Common Stock for the purpose of enabling the Company to satisfy any obligation to issue shares of the Common Stock upon conversion of the Securities in accordance with the terms of the Articles of Amendment.

(j) Restriction on Sale of Securities. During a period of 30 days from the date of the Prospectus, the Company will not, without the prior written consent of the Representatives, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any securities substantially similar to the Securities, or any securities convertible into or exercisable or exchangeable for, or represent rights to receive, the Securities or securities substantially similar to the Securities, or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Series B Preferred Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Series B Preferred Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to the Securities to be sold hereunder.

(k) Reporting Requirements. The Company, during the Prospectus Delivery Period, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and 1934 Act Regulations.

(l) Issuer Free Writing Prospectuses. The Company agrees that, unless it obtains the prior written consent of the Representatives, it will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus,” or a portion thereof, required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the Representatives will be deemed to have consented to the Issuer Free Writing Prospectuses listed on Schedule C-2 hereto and any “road show that is a written communication” within the meaning of Rule 433(d)(8)(i) that has been reviewed by the Representatives. The Company represents that it has treated or agrees that it will treat each such free writing prospectus consented to, or deemed consented to, by the Representatives as an “issuer free writing prospectus,” as defined in Rule 433, and that it has complied and will comply with the applicable requirements of Rule 433 with respect thereto, including timely filing with the Commission where required, legending and record keeping. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, any preliminary prospectus or the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(m) No Stabilization. The Company will not, and will use its reasonable best efforts to cause its officers, directors, partners and affiliates, as applicable, not to, during the Prospectus Delivery Period, (i) take, directly or indirectly prior to termination of the underwriting syndicate contemplated by this Agreement, any action designed to stabilize or manipulate the price of any security of the Company, or which may cause or result in, or which might in the future reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Company, or which may cause or result in, or which might in the future reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Company, to facilitate the sale or resale of any of the Securities, (ii) sell, bid for, purchase or pay anyone any compensation for soliciting purchases of the Securities or (iii) pay or agree to pay to any person any compensation for soliciting any order to purchase any other securities of the Company.

(n) REIT Qualification. The Company will use its reasonable best efforts during the Prospectus Delivery Period to continue to meet the requirements to qualify as a REIT under the Code.

(o) Investment Company Act. The Company shall not invest or otherwise use the proceeds received by the Company from its sale of the Securities in such a manner as would require the Company or any of its Subsidiaries to register as an investment company under the Investment Company Act.

(p) Articles of Amendment. The Company will, prior to the Closing Time, execute and file the Articles of Amendment with the VSCC, and will cause such Articles of Amendment to become effective under the Virginia Stock Corporation Act prior to the Closing Time.

(q) Taxes. The Company and its Subsidiaries will during the Prospectus Delivery Period pay all federal, state, local and foreign taxes and will file all tax returns required to be paid or filed for the current and subsequent taxable years; and there will be no material tax deficiency asserted against the Company or any of its Subsidiaries or any of their respective properties or assets during the Prospectus Delivery Period.

SECTION 4. Payment of Expenses.

(a) Expenses. The Company will pay or cause to be paid all expenses incident to the performance of their obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of copies of each preliminary prospectus, each Issuer Free Writing Prospectus and the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Underwriters to investors, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(e) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the fees and expenses of any transfer agent or registrar for the Securities, (vii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and fifty percent (50%) of the cost of aircraft and other transportation chartered in connection with the road show, (viii) to the extent applicable, the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by FINRA of the terms of the sale of the Securities; (ix) the fees and expenses incurred in connection with the listing of the Securities and any shares of Common Stock issuable upon conversion of the Securities on the New York Stock Exchange; and (x) the costs and expenses (including, without limitation, any damages or other amounts payable in connection with legal or contractual liability) associated with the reforming of any contracts for sale of the Securities made by the Underwriters caused by a breach of the representation contained in the third sentence of Section 1(a)(ii).

(b) Termination of Agreement. If this Agreement is terminated by the Representatives in accordance with the provisions of (i) Section 5, (ii) Section 9(a)(i) or (iii) Section 11 hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

SECTION 5. Conditions of Underwriters’ Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company contained herein or in certificates of any officer of the Company or any of its Subsidiaries delivered pursuant to the provisions hereof, to the performance by the Company of their respective covenants and other obligations hereunder, and to the following further conditions:

(a) Effectiveness of Registration Statement. The Registration Statement has become effective and at Closing Time no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated; and the Company has complied with each request (if any) from the Commission for additional information.

(b) Opinions of Counsel for Company. At the Closing Time, the Representatives shall have received (i) the favorable opinions, dated the Closing Time, of Troutman Sanders LLP, counsel for the Company, to the effect set forth in Exhibits A-1 and A-2 hereto, and Hunton & Williams LLP, special counsel for the Company, to the effect set forth in Exhibit A-3 hereto, and (ii) the negative assurance statement, dated the Closing Time, of Troutman Sanders LLP, counsel for the Company, to the effect set forth in Exhibit A-4 hereto, each in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters.

(c) Opinion of Counsel for Underwriters. At the Closing Time, the Representatives shall have received the favorable opinion, dated the Closing Time, of DLA Piper LLP (US), counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters with respect to the matters set forth in Exhibit A, clauses 5 (solely as to preemptive or other similar rights arising by operation of law or under the charter or by-laws of the Company), 6, 7, 8, 9, 16 (solely as to the information in the Prospectus under “Description of the Series B Preferred Stock” and “Description of Common Stock”), the fourth to last paragraph of the first of the two opinions attached as Exhibit A-1 hereto, and other related matters as the Representatives may require. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York and the federal securities laws of the United States, upon the opinions of counsel satisfactory to the Representatives. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers and other representatives of the Company and its Subsidiaries and certificates of public officials.

(d) Officers’ Certificate. At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Representatives shall have received a certificate of the Chief Executive Officer or the President of the Company and of the chief financial or chief accounting officer of the Company, dated the Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties of the Company in this Agreement are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement under the 1933 Act has been issued, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to their knowledge, contemplated.

(e) Accountant’s Comfort Letter. At the time of the execution of this Agreement, the Representatives shall have received from BDO USA LLP a letter, dated such date, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(f) Bring-down Comfort Letter. At the Closing Time, the Representatives shall have received from BDO USA LLP a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

(g) Secretary’s Certificate. The Representatives shall receive, at Closing Time, a certificate of the Secretary of the Company certifying as to (i) the Articles of Incorporation and any amendments thereto, including the Articles of Amendment, (ii) the Bylaws and any amendments thereto, (iii)

resolutions of the Board of Directors of the Company authorizing the execution and delivery of this Agreement and the other offering documents, (iv) correspondence with the Commission, (v) a specimen certificate evidencing the shares of Series B Preferred Stock, (vi) the number of shares of Series B Preferred Stock authorized and reserved for issuance by the Company, (vii) a specimen certificate evidencing the shares of Common Stock, (viii) the number of shares of Common Stock authorized and reserved for issuance by the Company and (ix) the minute books of the Company.

(h) Chief Financial Officer’s Certificate. (i) At the time of the execution of this Agreement and (ii) at Closing Time the Representatives shall have received a certificate of the Chief Financial Officer of the Company substantially in the form of Exhibit C hereto.

(i) Effectiveness of Articles of Amendment. The Articles of Amendment shall have been executed and filed by the Company with the VSCC, which shall have issued, prior to the Closing Time, a certificate of amendment.

(j) Conditions to Purchase of Option Securities. In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company, any of its Subsidiaries hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Representatives shall have received:

(i) Officers’ Certificate. A certificate, dated such Date of Delivery, of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(d) hereof remains true and correct as of such Date of Delivery.

(ii) Opinion of Counsel for Company. If requested by the Representatives, the favorable opinion of Troutman Sanders LLP, counsel for the Company, and the favorable opinion of Hunton & Williams LLP, special counsel for the Company, each in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b) hereof.

(iii) Opinion of Counsel for Underwriters. If requested by the Representatives, the favorable opinion of DLA Piper LLP (US), counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(c) hereof.

(iv) Bring-down Comfort Letter. If requested by the Representatives, a letter from BDO USA LLP, in form and substance satisfactory to the Representatives and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Representatives pursuant to Section 5(f) hereof, except that the “specified date” in the letter furnished pursuant to this paragraph shall be a date not more than three business days prior to such Date of Delivery.

(k) Additional Documents. At the Closing Time and at each Date of Delivery (if any) counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Representatives and counsel for the Underwriters.

(l) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities on a Date of Delivery which is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Option Securities, may be terminated by the Representatives by notice to the Company at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7, 8, 15 and 16 shall survive any such termination and remain in full force and effect.

SECTION 6. Indemnification.

(a) Indemnification of Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates (as such term is defined in Rule 501(b) under the 1933 Act (each, an “Affiliate”)), its selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included (A) in any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) or (B) in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Securities (“Marketing Materials”), including any roadshow or investor presentations made to investors by the Company (whether in person or electronically), or the omission or alleged omission in any preliminary prospectus, Issuer Free Writing Prospectus, Prospectus or in any Marketing Materials of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company;

(iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Representatives), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information.

(b) Indemnification of Company, Directors and Officers. Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information.

(c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by the Representatives, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and of the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company, on the one hand, and the total underwriting discount received by the Underwriters, on the other hand, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of the Securities as set forth on the cover of the Prospectus.

The relative fault of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the underwriting commissions received by such Underwriter in connection with the Securities underwritten by it and distributed to the public.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Underwriter’s Affiliates and selling agents shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial Securities set forth opposite their respective names in Schedule A hereto and not joint.

SECTION 8. Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its Subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter or its Affiliates, any person controlling any Underwriter, its officers or directors, any person controlling the Company and (ii) delivery of and payment for the Securities.

SECTION 9. Termination of Agreement.

(a) Termination. The Representatives may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Time (i) if there has been, in the judgment of the Representatives, since the time of execution of this Agreement or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the completion of the offering or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the New York Stock Exchange, or (iv) if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq Global Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other governmental authority, or (v) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (vi) if a banking moratorium has been declared by Federal, Virginia or New York authorities.

(b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7, 8, 15 and 16 shall survive such termination and remain in full force and effect.

SECTION 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

(i) if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

(ii) if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the Underwriters to purchase, and the Company to sell, the Option Securities to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Company to sell the relevant Option Securities, as the case may be, either the (i) Representatives or (ii) the Company shall have the right to postpone Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement, the General Disclosure Package or the Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.

SECTION 11. Default by the Company.

If the Company shall fail at the Closing Time or a Date of Delivery, as the case may be, to sell the number of Securities that it is obligated to sell hereunder, then this Agreement shall terminate without any liability on the part of any nondefaulting party; provided, however, that the provisions of Sections 1, 4, 6, 7, 8, 15 and 16 shall remain in full force and effect. No action taken pursuant to this Section shall relieve the Company from liability, if any, in respect of such default.

SECTION 12. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to J.P. Morgan Securities LLC at 383 Madison Avenue, New York, New York 10179, attention of Investment Grade Syndicate Desk – 3rd Floor (Fax: 212-834-6081), and to Keefe, Bruyette & Woods, Inc. at 787 Seventh Avenue, New York, New York 10019 attention of Capital Markets – 4th Floor (Fax: 212-582-1592); notices to the Company shall be directed to it at Dynex Capital, Inc., 4991 Lake Brook Drive, Suite 100, Glen Allen, Virginia 23060, attention of Stephen J. Benedetti, with a copy to: Troutman Sanders LLP, Troutman Sanders Building, 1001 Haxall Point, Richmond, Virginia 23219, attention of Susan S. Ancarrow.

SECTION 13. No Advisory or Fiduciary Relationship. The Company acknowledges and agrees that (a) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the initial public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering of the Securities and the process leading thereto, each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, any of its Subsidiaries, stockholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering of the Securities or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or any of its Subsidiaries on other matters) and no Underwriter has any obligation to the Company with respect to the offering of the Securities except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering of the Securities and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

SECTION 14. Parties. This Agreement shall each inure to the benefit of and be binding upon the Underwriters and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 15. Trial by Jury. The Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates), and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

SECTION 16. GOVERNING LAW. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF, THE STATE OF NEW YORK WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS.

SECTION 17. TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 18. Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

SECTION 19. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

SECTION 20. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters and the Company in accordance with its terms.

Very truly yours,

DYNEX CAPITAL, INC.

By	/s/ Stephen J. Benedetti
Name: Stephen J. Benedetti
Title: Executive Vice President, Chief Operating Officer and Chief Financial Officer

CONFIRMED AND ACCEPTED,

as of the date first above written:

J.P. MORGAN SECURITIES LLC

By	/s/ Robert Bottamedi
Authorized Signatory

KEEFE, BRUYETTE & WOODS, INC.

By	/s/ Patrick Koster
Authorized Signatory

For themselves and as Representatives of the other Underwriters named in Schedule A hereto.

SCHEDULE A

The initial public offering price per share for the Securities shall be $25.00.

The purchase price per share for the Securities to be paid by the several Underwriters shall be $24.2125, being an amount equal to the initial public offering price set forth above less $0.7875 per share, subject to adjustment in accordance with Section 2(b) for dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities.

Name of Underwriter	Number of Initial Securities
J.P. Morgan Securities LLC	750,000
Keefe, Bruyette & Woods, Inc.	750,000
Credit Suisse Securities (USA) LLC	120,000
Ladenburg Thalmann & Co. Inc.	100,000
MLV & Co LLC	120,000
Sterne, Agee & Leach, Inc.	80,000
C.L. King & Associates, Inc.	20,000
Cabrera Capital Markets LLC	20,000
Deutsche Bank Securities Inc.	20,000
Maxim Group, LLC	20,000
Total	2,000,000

Sch A-1

SCHEDULE B

	Number of Initial Securities to be Sold	Maximum Number of Option Securities to Be Sold
DYNEX CAPITAL, INC.	2,000,000	300,000
Total	2,000,000	300,000

Sch B - 1

SCHEDULE C-1

Pricing Terms

See Pricing Term Sheet attached at Schedule C-2.

Sch C-1-1

SCHEDULE C-2

Issuer General Use Free Writing Prospectus

Dated April 11, 2013

Filed Pursuant to Rule 433

Registration Statement No. 333-173551

Relating to Preliminary Prospectus Supplement

Dated April 11, 2013 to Prospectus Dated December 13,2011

DYNEX CAPITAL, INC.

7.625% Series B Cumulative Redeemable Preferred Stock

(Liquidation Preference $25,00 per share)

FINAL PRICING TERMS

Terms used but not defined herein have the meanings assigned to such terms in the Preliminary Prospectus Supplement.

Issuer:	Dynex Capital, Inc.

Security:	7.625% Series B Cumulative Redeemable Preferred Stock

Number of Shares:	2,000,000 shares (or 2,300,000 shares if the underwriters’ over-allotment option is exercised in full)

Public Offering Price:	$25.00 liquidation preference per share; $50,000,000 in aggregate liquidation preference (assuming the overallotment option is not exercised)

Underwriting Discount:	$0,7875 per share; $1,575,000 total (assuming the overallotment option is not exercised)

Purchase Price by Underwriters:	$24.2125 per share

Net Proceeds to the Issuer, Before Expenses:	$24.2125 per share: $48,425,000 total (assuming the overallotment option is not exercised); $55,688,750 total (if the underwriters’ overallotment option is exercised in full)

Maturity:	Perpetual (unless redeemed by the Issuer pursuant to its optional redemption or its special optional redemption rights or under circumstances intended to preserve the Issuer’s qualification as a REIT or, in accordance with the Issuer’s articles of incorporation, to avoid the direct or indirect imposition of a penalty tax in respect of, or protect the tax status of, any of the Issuer’s REMIC interests, or converted by an investor in connection with a Change of Control).

Trade Date:	April 11, 2013

Settlement Date:	April 19, 2013 (T+6)

Dividend Rate:	7.625% per annum of the $25.00 liquidation preference (equivalent to $1.90625 per annum per share)

Dividend Payment Dates:	January 15, April 15, July 15 and October 15. The first quarterly dividend payment will be July 15, 2013 and will be for the full dividend period from April 19, 2013 to July 15, 2013.

Sch C-2-1

Change of Control:	Deemed to occur when, after the original issuance of the Series B Preferred Stock, the following have occurred and are continuing:

•        the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of the Issuer’s stock entitling that person to exercise more than 50% of the total voting power of all the Issuer’s stock entitled to vote generally in the election of the Issuer s directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

•        following the closing of any transaction referred to in the bullet point above, neither the Issuer nor the acquiring or surviving entity has a class of common securities (or American Depositary Receipts representing such securities) listed on the New York Stock Exchange, or the NYSE, the NYSE Amex Equities, or the NYSE Amex, or the Nasdaq Stock Market, or Nasdaq, or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE Amex or Nasdaq.

Conversion Rights:	Upon the occurrence of a Change of Control, holders will have the right, subject to the Issuer’s election prior to the Change of Control Conversion Date to redeem the Series B Preferred Stock in whole or part, to convert some or all of the Series B Preferred Stock held by such holder on the Change of Control Conversion Date into a number of shares of the Issuer’s common stock per share of Series B Preferred Stock equal to the lesser of:

•        the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference per share of Series B Preferred Stock plus the amount of any accumulated and unpaid dividends thereon to but not including, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a dividend record date and prior to the corresponding dividend payment date for the Series B Preferred Stock, in which case no additional amount for such accumulated and unpaid dividends thereon will be included in this sum) by (ii) the Common Stock Price; and

• 4.7574 (the “Share Cap”), subject to adjustments to the Share Cap for any splits, subdivisions or combinations of the Issuer’s common stock;

in each case, on the terms and subject to the conditions described in the Preliminary Prospectus Supplement, including provisions for the receipt, under specified circumstances, of alternative consideration as described in the Preliminary Prospectus Supplement.

The “Change of Control Conversion Date” is the date the Series B Preferred Stock is to be converted, which will be a business day selected by the Issuer that is no fewer than 20 days nor more than 35 days after the date on which the Issuer provides the notice described above to the holders of Series B Preferred Stock.

The “Common Stock Price” is (i) if the consideration to be received in the Change of Control by the holders of the Issuer’s common stock is solely cash, the amount of cash consideration per share of the Issuer’s common stock or (ii) if the consideration to be

Sch C-2-2

received in the Change of Control by holders of the Issuer’s common stock is other than solely cash (x) the average of the closing sale prices per share of the Issuer’s common stock (or, if no closing sale price is reported, the average of the closing bid and ask prices per share or, if more than one in either case, the average of the average closing bid and the average closing ask prices per share) for the ten consecutive trading days immediately preceding, but not including, the date on which such Change of Control occurred as reported on the principal United States securities exchange on which the Issuer’s common stock is then traded, or (y) the average of the last quoted bid prices for the Issuer’s common stock in the over-the-counter market as reported by Pink OTC Markets Inc. or similar organization for the ten consecutive trading days immediately preceding, but not including, the date on which such Change of Control occurred, if the Issuer’s common stock is not then listed for trading on a United States securities exchange.

The “Exchange Cap” is the aggregate number of shares of the Issuer’s common stock (or equivalent Alternative Conversion Consideration, as applicable) issuable or deliverable, as applicable, in connection with the exercise of the Change of Control Conversion Right. For the avoidance of doubt, subject to certain adjustments, the Exchange Cap will not exceed 9,514,800 shares of the Issuer’s common stock (or equivalent Alternative Conversion Consideration, as applicable), subject to proportionate increase to the extent the underwriters’ over-allotment option to purchase additional shares of Series B Preferred Stock is exercised, not to 10,942,020 shares of the Issuer’s common stock in total (or equivalent Alternative Conversion Consideration, as applicable).

Optional Redemption:	The Series B Preferred Stock is not redeemable by the Issuer prior to April 30, 2018, except under circumstances intended to preserve the Issuer’s qualification as a REIT or, in accordance with the Issuer’s articles of incorporation, to avoid the direct or indirect imposition of a penalty tax in respect of, or protect the tax status of, any of the Issuer’s REMIC interests and except as described below under “—Special Optional Redemption.” On and after April 30, 2018, the Issuer may, at its option, redeem the Series B Preferred Stock, in whole or in part, at any time or from time to time, for cash at a redemption price equal to $25.00 per share, plus any accumulated and unpaid dividends thereon to, but not including, the redemption date. See the section entitled “Description of the Series B Preferred Stock—Redemption—Optional Redemption” in the Preliminary Prospectus Supplement.

Special Optional Redemption:	Upon the occurrence of a Change of Control, the Issuer may, at its option, redeem the Series B Preferred Stock, in whole or in part, within 120 days after the first date on which such Change of Control occurred, for cash at a redemption price of $25.00 per share, plus any accumulated and unpaid dividends thereon to, but not including, the redemption date. If, prior to the Change of Control Conversion Date the Issuer has provided notice of its election to redeem some or all of the shares of Series B Preferred Stock (whether pursuant to its optional redemption right described above or this special optional redemption right), the holders of Series B Preferred Stock will not have the conversion right described above under “—Conversion Rights” with respect to the shares of Series B Preferred Stock called for redemption. Please see the section entitled “Description of the Series B Preferred Stock—Redemption—Special Optional Redemption” in the Preliminary Prospectus Supplement

Yield:	7.625%

Joint Book Running Managers:	J.P. Morgan Securities LLC and Keefe, Bruyette & Woods, Inc.

Co-Managers	Credit Suisse Securities (USA) LLC, Ladenburg Thalmann & Co. Inc., MLV & Co LLC and Steme, Agee & Leach, Inc.

Sch C-2-3

Listing/Symbol:	The Issuer is applying, to list the Series B Preferred Stock on The New York Stock Exchange under the symbol “DXPrB”

ISIN:	US26817Q8033

CUSIP:	26817Q803

The Issuer has filed a registration statement (including a prospectus dated December 13, 2011 and a preliminary prospectus supplement dated April 11, 2013) with the SEC for the offering to which this communication relaxes. Before you invest, you should read the prospectus in that registration statement, the related preliminary prospectus supplement and ether documents the issuer has filed with the SEC for more complete information about the Issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and preliminary prospectus supplement if you request it by calling J. P. Morgan Securities LLC collect at 1-212-834-4533 and Keefe, Bruyette & Woods, Inc. toll-free at 1-800-966-1559.

Sch C-2-4

Exhibit A-1

FORM OF OPINION OF TROUTMAN SANDERS LLP

TO BE DELIVERED PURSUANT TO SECTION 5(b)

J.P. Morgan Securities LLC

Keefe, Bruyette and Woods, Inc.

as Representatives of the Underwriters

named in the Underwriting Agreement

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Re:	Dynex Capital, Inc.

Ladies and Gentlemen:

We have acted as counsel to Dynex Capital, Inc., a Virginia corporation (the “Company”), in connection with the offering and sale by the Company of up to 2,300,000 shares of its 7.625% Series B Cumulative Redeemable Preferred Stock (liquidation preference $25.00 per share) (the “Series B Preferred Stock”), pursuant to an Underwriting Agreement, dated April 11, 2013, by and among the Company and J.P. Morgan Securities LLC and Keefe, Bruyette and Woods, Inc., as representatives of the underwriters named therein (the “Underwriting Agreement”). This letter is being delivered to you pursuant to Section 5(b) of the Underwriting Agreement. All terms not otherwise defined herein have the meanings set forth in the Underwriting Agreement.

We have examined originals or copies certified to our satisfaction, of such corporate records of the Company, indentures, agreements and other instruments, certificates of public officials, certificates of officers and representatives of the Company, and other documents as we have deemed necessary to require as a basis for the opinions hereinafter expressed. As to various questions of fact material to such opinions, we have, when relevant facts were not independently established, relied upon certification by officers of the Company and other appropriate persons and statements contained in the Registration Statement, the General Disclosure Package and the Prospectus. In addition, we have relied upon the representations contained in the Underwriting Agreement. In our examination of records and other documents, we have assumed the authenticity of all such documents submitted to us as originals, the genuineness of all signatures, the due authority of the persons executing such documents and the conformity to the originals of all documents submitted to us as copies.

In addition, we have made such other investigations of applicable law as we deemed necessary to enable us to provide you with the opinions hereafter expressed. Except as set forth in this letter, we have not undertaken any independent investigation, examination or inquiry to confirm or determine the existence or absence of any facts, searched any of the books, records or files of the Company, searched any internal file, court file, public record or other information collection, or examined or reviewed any communication, instrument, agreement, document, file, financial statement, tax return, record, lien records, or other item.

Additionally, in rendering the opinions hereafter expressed, we have assumed that each certificate, report or other document issued by any governmental official, office or agency concerning any person, asset, property or status is, and all public records (including their proper indexing and filing) are, accurate, complete, authentic and current and remain so as of the date hereof.

The assumptions and qualifications expressly stated in this letter are in addition to (and not in lieu or limitation of) any others presumed by customary usage.

The opinions hereafter expressed are given as of the date hereof, and we do not in any event undertake to advise you on any facts or circumstances occurring or coming to our attention after the date hereof.

Based upon the foregoing, and having regard to legal considerations that we deem relevant, we are of the opinion that:

1. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the Commonwealth of Virginia.

2. The Company has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and to enter into and perform its obligations under the Underwriting Agreement.

3. The Company does not own or control, directly or indirectly, any corporation, association, or other entity required to be listed under Item 601(b)(21) of Regulation S-K in an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 other than the subsidiaries listed on Exhibit 21.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2012.

4. The authorized, issued, and outstanding capital stock of the Company conforms in all material respects to the descriptions thereof set forth or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus and, as to the Series B Preferred Stock, such description conforms in all material respects to the terms set forth in the Articles of Amendment.

5. No shareholder of the Company or any other person has any preemptive right, right of first refusal, or other similar right to subscribe for or purchase the Securities arising (i) by operation of the articles of incorporation and bylaws of the Company or the Virginia Stock Corporation Act or (ii) under any provision of any of the agreements and contracts of the Company filed as exhibits to the Company’s Form 10-K for the year ended December 31, 2012.

6. The Underwriting Agreement has been duly authorized, executed, and delivered by the Company.

7. The Articles of Amendment establishing the terms of the Series B Preferred Stock have been duly authorized, executed and filed by the Company with the Virginia State Corporation Commission, which has issued a certificate of amendment in respect of the amendments to the Company’s Articles of Incorporation contained in the Articles of Amendment.

8. The Securities have been duly authorized for issuance and sale to the Underwriters pursuant to the Underwriting Agreement and, when issued and delivered by the Company pursuant to the Underwriting Agreement against payment of the consideration set forth in the Underwriting Agreement and in accordance with the terms of the Articles of Amendment, will be validly issued and fully paid and non-assessable and no holder of the Securities is or will be subject to personal liability by reason of being such a holder.

9. The shares of Common Stock of the Company issuable upon conversion of the Securities have been duly authorized and reserved for issuance by the Company and, when issued and delivered upon conversion and in accordance with the Articles of Amendment, will be validly issued and fully-paid and non-assessable and no holder of such shares of Common Stock will be subject to personal liability by reason of being such a holder.

10. Each Subsidiary has been duly incorporated and is validly existing as a corporation in good standing under the laws of the Commonwealth of Virginia, and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus, and, to our knowledge, all of the issued and outstanding capital stock of each Subsidiary is owned by the Company, directly or through subsidiaries.

11. The Registration Statement has been declared effective by the Commission under the 1933 Act and the 1933 Act Regulations; any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b) (without reference to Rule 424(b)(8)); any required filing of each Issuer Free Writing Prospectus pursuant to Rule 433 has been made in the manner and within the time period required by Rule 433(d); and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act or any order preventing or suspending the use of any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus has been issued and no proceedings for such purpose have been instituted or are pending or threatened by the Commission.

12. The Registration Statement, the General Disclosure Package and the Prospectus, excluding the documents incorporated by reference therein, as of their respective effective or issue dates, complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations (it being understood that we express no opinion with respect to the financial statements, related schedules and other data derived from such financial statements, schedules and other financial information included or excluded therefrom).

13. The documents incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, when such documents were filed with the Commission, complied as to form in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations (it being understood that we express no opinion with respect to the financial statements, related schedules and other data derived from such financial statements, schedules and other financial information included or incorporated by reference therein or excluded therefrom).

14. The form of certificate used to evidence the Series B Preferred Stock complies in all material respects with all applicable statutory requirements, with any applicable requirements of the Restated Articles of Incorporation and by-laws of the Company, including the Articles of Amendment, and the requirements of the New York Stock Exchange.

15. The form of certificate used to evidence the Common Stock issuable upon conversion of the Series B Preferred Stock complies in all material respects with all applicable statutory requirements, with any applicable requirements of the Restated Articles of Incorporation and by-laws of the Company and the requirements of the New York Stock Exchange.

16. The statements in the Registration Statement, the General Disclosure Package and the Prospectus under the captions “Description of Our Capital Stock,” “Description of Our Common Stock” and “Description of Our Preferred Stock,” and “Description of the Series B Preferred Stock” insofar as such statements purport to summarize or describe matters of law, provisions of the Company’s Restated Articles of Incorporation, including the Articles of Amendment, or bylaws, or legal conclusions constitute accurate summaries or descriptions thereof in all material respects.

17. To our knowledge, there are no legal or governmental actions, suits, or proceedings pending or threatened against the Company or any of its Subsidiaries, or to which material property of the Company or any of its Subsidiaries is subject, that are required to be disclosed in the Registration Statement, the General Disclosure Package or the Prospectus or any document incorporated by reference in the foregoing by the 1933 Act, the 1934 Act, the 1933 Act Regulations or the 1934 Act Regulations other than those disclosed therein.

18. To our knowledge, there is no material obligation, agreement, contract, franchise, license, indenture, mortgage, deed of trust, loan or credit agreement, lease or other agreement or instrument to which the Company or any Subsidiary is a party or by which any of them or their respective properties may be bound or affected required to be described or referred to in the Registration Statement, the General Disclosure Package or the Prospectus or to be filed as an exhibit to the Registration Statement (the “Required Documents”) other than those described or referred to therein or filed or incorporated by reference as exhibits thereto; all descriptions of Required Documents in the Registration Statement, the General Disclosure Package and the Prospectus are accurate in all material respects.

19. No consent, approval, authorization, or other order of, or registration or filing with, any court or other governmental authority or agency is required for the Company’s authorization, execution, delivery, and performance of the Underwriting Agreement and consummation of the transactions contemplated thereby and by the Prospectus, except (i) the filing of the Articles of Amendment with the VSCC and the issuance by the VSCC of a certificate of amendment; and (ii) as required under the 1933 Act, the 1934 Act, applicable state securities or blue sky laws, and by the FINRA or New York Stock Exchange.

20. The execution, delivery and performance of the Underwriting Agreement and the consummation of the transactions contemplated in the Underwriting Agreement and in the Registration Statement, the General Disclosure Package and the Prospectus (including the issuance and sale of the Securities) and compliance by the Company with its obligations under the Underwriting Agreement do not and will not, (i) whether with or without the giving of notice or lapse of time or both, constitute a breach of, or default or Repayment Event (as defined in Section 1(a)(xiv) of the Underwriting Agreement) under, any of the agreements and contracts of the Company filed as exhibits to the Company’s Form 10-K for the year ended December 31, 2012, (ii) result in any violation of the provisions of the articles of incorporation or bylaws of the Company or, (iii) to our knowledge, result in any violation of any U.S. federal law or Virginia state law or regulation binding upon or applicable to the Company or any of its properties or assets, or administrative or court decree applicable to the Company or any of its Subsidiaries, except in the case of clauses (i) and (iii) for such breaches, defaults or violations that individually or in the aggregate would not be reasonably expected to have a Material Adverse Effect; provided, however, that we express no opinion regarding any state securities or blue sky laws or Sections 6 and 7 of the Underwriting Agreement.

21. To our knowledge, there are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act.

22. The statements under the captions “U.S. Federal Income Tax Considerations” and “Additional U.S. Federal Income Tax Considerations” in the General Disclosure Package and the Prospectus, insofar as such statements constitute matters of law, summaries of legal matters, or legal conclusions, have been reviewed by us and fairly present and summarize, in all material respects, the matters referred to therein.

Whenever the phrase “to our knowledge” is used herein, it means knowledge based upon inquiries of an appropriate officer of the Company whom we have determined is likely to have personal knowledge of the matters covered by the opinion, and the current conscious awareness of the attorneys of this firm involved in the representation of the Company in connection with the issuance and sale of the Series B Preferred Stock after due inquiry of those attorneys of our firm that we deem appropriate. Except as otherwise described above or indicated herein, we have not undertaken any independent investigation (including, without limitation, conducting any review, search or investigation of any public files or records or dockets or any review of our files) to determine the accuracy of such statement, and no inference that we have any knowledge of any matters pertaining to such statement should be drawn from our representation of the Company. Except to the extent indicated above, no actual or constructive knowledge of any other attorneys in the firm shall be imputed to the firm as to any of the matters set forth herein that is qualified by “to our knowledge” or a similar phrase. Without limiting the generality of the foregoing, we have not performed any mathematic calculations or made any financial or accounting determinations and express no opinion with respect to the ability of any party to perform under any documents (other than, with respect to the Company, under the Underwriting Agreement). We have not conducted a docket search or otherwise conducted an independent review or investigation of any official records of any court or governmental agency. All assumptions made by us herein have been made, with your approval, without any investigation or verification by us.

In rendering the opinions set forth in paragraphs 1 through 22 above, we do not purport to express an opinion on any laws other than those of the Commonwealth of Virginia and the United States of America. This opinion may not be relied upon by, nor may copies be delivered to, any person other than the addressees without our prior written consent.

Very truly yours,

Exhibit A-2

FORM OF ADDITIONAL OPINION OF TROUTMAN SANDERS LLP

TO BE DELIVERED PURSUANT TO SECTION 5(b)

J.P. Morgan Securities LLC

Keefe, Bruyette and Woods, Inc.

as Representatives of the Underwriters

named in the Underwriting Agreement

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Re:	Dynex Capital, Inc.

Ladies and Gentlemen:

We have acted as counsel to Dynex Capital, Inc., a Virginia corporation (“Dynex”), in connection with the offering and sale by the Company of up to 2,300,000 shares of its 7.625% Series B Cumulative Redeemable Preferred Stock; liquidation preference $25.00 per share, pursuant to an Underwriting Agreement, dated April 11, 2013, by and among the Company and J.P. Morgan Securities LLC and Keefe, Bruyette and Woods, Inc., as representatives of the underwriters named therein (the “Underwriting Agreement”). This letter is being delivered to you pursuant to Section 5(b) of the Underwriting Agreement. All terms not otherwise defined herein have the meanings set forth in the Underwriting Agreement.

Dynex has a number of wholly-owned subsidiaries (“qualified REIT subsidiaries”), the income, liabilities, and assets of which are consolidated with those of Dynex for U.S. federal income tax purposes. This letter refers to Dynex, together with such subsidiaries, as “Consolidated Dynex.” In connection with the opinions rendered below, we have examined such records, certificates, documents and other materials as we considered necessary or appropriate as a basis for such opinion, including, without limitation, the following:

1.	The Restated Articles of Incorporation of Dynex, as amended, by the Articles of Amendment thereto effective July 30, 2012 and the Articles of Amendment thereto effective April [ ], 2013;

2.	The bylaws of Dynex as amended and restated on March 26, 2008;

3.	Consolidated Dynex’s federal income tax return for its taxable year 2011;

4.	The 2012 Form 10-K of Consolidated Dynex;

5.	The Registration Statement, the General Disclosure Package and the Prospectus;

6.	The representation letter dated the date hereof delivered to us by an officer of Dynex as to relevant factual matters and covenants as to future operations dated as of the date hereof (the “Representation Letter”); and

7.	The Underwriting Agreement.

In connection with the opinions rendered below, we have assumed that each of the documents referred to above has been duly authorized, executed, and delivered, is authentic, if an original, or accurate, if a copy, and has not been amended, and is accurate, correct and complete in all material respects. We have further assumed that during Consolidated Dynex’s 2013 taxable year and subsequent taxable years, it will continue to conduct its affairs in a manner that will make the representations set forth in the Representation Letter true for such years; and that neither Dynex nor any subsidiary of Dynex will make any amendments to its organizational documents after the date of this opinion that would affect Consolidated Dynex’s qualification as a real estate investment trust (“REIT”) for any taxable year.

Further the opinion is based on the assumption that (i) Consolidated Dynex met certain asset, income and distribution requirements applicable to REITs, (ii) if Consolidated Dynex were ultimately found not to have met the REIT distribution requirements for any taxable year, such failure was due to reasonable cause and not due to willful neglect; (iii) each of Dynex and its subsidiaries has been and will continue to operate in accordance with the laws of the jurisdiction in which is was formed, and in the manner described in the relevant partnership agreement, LLC operating agreement or other organizational documents, (iv) there will be no changes in the applicable law of Virginia or of any other jurisdiction under the laws of which any of the entities comprising Dynex and its subsidiaries have been formed, and (v) each of the written agreements to which Dynex or its subsidiaries is a party has been and will be implemented, construed and enforced in accordance with its terms, without regard to any parole evidence. In addition, for the purposes of rendering this opinion, we have not made an independent investigation or reached independent conclusions as to the assumptions that we have made or of the facts set forth in any of the aforementioned documents, including, without limitation, the Registration Statement, the General Disclosure Package, the Prospectus and the Representation Letter.

Based solely on the documents, assumptions, and representations set forth above, and without further investigation, we are of the opinion that Consolidated Dynex qualified as a REIT in its 2011 and 2012 taxable years and that its organization and contemplated method of operation are such that it will continue to so qualify for its 2013 taxable year and subsequent taxable years. Except as described herein we have performed no further due diligence and have made no efforts to verify the accuracy or genuineness of the documents, assumptions, and representations set forth above.

The ability of Consolidated Dynex to qualify as a REIT for subsequent taxable years will depend on future events, some of which are not within the control of Consolidated Dynex. Additionally, it is not possible to predict whether the statements, representations, warranties, or assumptions on which we have relied to issue this opinion will continue to be accurate in the future. We will not review Consolidated Dynex’s compliance with the documents or assumptions, or the representations set forth above. Accordingly, no assurance can be given that the actual results of Consolidated Dynex’s operations for any given taxable year will satisfy the requirements for qualification and taxation as a REIT.

INTERNAL REVENUE SERVICE CIRCULAR 230 NOTICE: IN ACCORDANCE WITH CIRCULAR 230 AND AS YOU AND WE HAVE AGREED, OUR ADVICE HEREIN IS LIMITED TO THE U.S. FEDERAL INCOME TAX CONSEQUENCES DESCRIBED HEREIN. ADDITIONAL ISSUES THAT ARE NOT DISCUSSED IN THIS OPINION COULD AFFECT THE U.S. FEDERAL INCOME TAX TREATMENT OF DYNEX OR THE MATTER THAT IS THE SUBJECT OF THIS OPINION. TO ENSURE COMPLIANCE WITH TREASURY

DEPARTMENT REGULATIONS, WE ADVISE YOU THAT, UNLESS OTHERWISE EXPRESSLY INDICATED, ANY FEDERAL TAX ADVICE CONTAINED IN THIS OPINION WAS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED FOR THE PURPOSE OF AVOIDING TAX RELATED PENALTIES UNDER THE CODE.

The foregoing opinion is based on the Code and Treasury Regulations promulgated thereunder, each as amended from time to time and as in existence as of the date hereof, and on existing administrative and judicial interpretations thereof. Legislation enacted, administrative action taken, administrative interpretations or rulings, or judicial decisions promulgated or issued subsequent to the date hereof may result in tax consequences different from those anticipated by our opinion herein. Additionally, our opinion is not binding on the Internal Revenue Service or any court, and there can be no assurance that contrary positions may not be taken by the Internal Revenue Service.

The foregoing opinion is limited to the U.S. federal income tax matters addressed herein, and no other opinions are rendered with respect to other federal tax matters or to any issues arising under the tax laws of any other country, or any state or locality. We undertake no obligation to update the opinions expressed herein after the date of this letter. This opinion letter is solely for the information and use of the addressee, and it speaks only as of the date hereof. This opinion letter may not be distributed, relied upon for any purpose by any other person, quoted in whole or in part or otherwise reproduced in any document, or filed with any governmental agency without our express written consent.

Very truly yours,

Exhibit A-3

FORM OF OPINION OF HUNTON & WILLIAMS LLP

TO BE DELIVERED PURSUANT TO SECTION 5(b)

The Company is not, and, immediately after giving effect to the issuance and sale of the Securities and the application of the net proceeds as described under the caption “Use of Proceeds” in the Registration Statement, the General Disclosure Package and the Prospectus, the Company will not be, required to register as an “investment company” within the meaning of Section 3(a) of the 1940 Act.

Exhibit A-4

FORM OF NEGATIVE ASSURANCE STATEMENT OF TROUTMAN SANDERS LLP

TO BE DELIVERED PURSUANT TO SECTION 5(b)

J.P. Morgan Securities LLC

Keefe, Bruyette and Woods, Inc.

as Representatives of the Underwriters

named in the Underwriting Agreement

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Re:	Dynex Capital, Inc.

Ladies and Gentlemen:

We refer to the Underwriting Agreement dated April 11, 2013, by and among Dynex Capital, Inc., a Virginia corporation (the “Company”), and J.P. Morgan Securities LLC (“J.P. Morgan”) and Keefe, Bruyette and Woods, Inc., as representatives of the underwriters named therein (the “Underwriting Agreement”). This letter is rendered by us at the Company’s request pursuant to Section 5(b) of the Underwriting Agreement, as counsel to the Company in connection with the Company’s issuance and sale of the Series B Preferred Stock. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Underwriting Agreement.

Because the primary purpose of our professional engagement was not to establish or confirm the accuracy, completeness or fairness of the Registration Statement, the General Disclosure Package or the Prospectus, we are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in or omissions from the Registration Statement, the General Disclosure Package or the Prospectus (except to the extent expressly set forth in paragraphs 16 and 22 of our opinion letter addressed to you of even date herewith), and we have not independently verified the accuracy, completeness or fairness of such statements (except as aforesaid). Without limiting the foregoing, we assume no responsibility for and have not independently verified the accuracy, completeness or fairness of the financial statements and schedules, and financial and statistical data derived therefrom (including financial forecasts or projections), included in or omitted from the Registration Statement, the General Disclosure Package or the Prospectus, and we have not examined the accounting, financial or other records from which such financial statements, schedules and data are derived. We note that, although certain portions of the Registration Statement, the General Disclosure Package and the Prospectus (including certain financial statements) have been included therein on the authority of experts, we are not such experts with respect to any portion of the Registration Statement, the General Disclosure Package or the Prospectus (including, without limitation, such financial statements and schedules, and financial and statistical data derived therefrom (including financial forecasts or projections), included therein or omitted therefrom) and, accordingly, we are not in a position to comment upon the appropriateness of any accounting policy, procedure or method.

As counsel to the Company, we have participated in conferences with officers and other representatives of the Company, with representatives of the independent registered public accountants of the Company and representatives of the Underwriters and their counsel at which the contents of the Registration Statement, the General Disclosure Package or the Prospectus and related matters were discussed and, although we do not pass upon and we assume no responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the General Disclosure Package or the Prospectus (except to the extent expressly set forth in paragraphs 16 and 22 of our opinion letter addressed to you of even date herewith), on the basis of the foregoing, nothing has come to our attention that causes us to believe that (1) the Registration Statement, at the most recent effective date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (2) the General Disclosure Package, as of the Applicable Time, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (3) the Prospectus, as of the date of the Prospectus Supplement, or as of the date hereof, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that we express no belief with respect to any financial statements and schedules, financial and statistical data derived therefrom (including financial forecasts or projections) included in the Registration Statement, the General Disclosure Package or the Prospectus).

This letter is furnished to you for your exclusive use solely in connection with the matters contemplated by the Underwriting Agreement. This letter may not be relied upon by you for any other purposes, or furnished to, quoted, referred to or relied upon by any other person, firm or corporation for any purpose, without our prior written consent in each instance.

Very truly yours,

Exhibit C

[FORM OF CHIEF FINANCIAL OFFICER’S CERTIFICATE PURSUANT TO SECTION 5(h)]

CERTIFICATE OF CHIEF FINANCIAL OFFICER

OF

DYNEX CAPITAL, INC.

April 11, 2013

This Certificate of Chief Financial Officer is being delivered pursuant to the Underwriting Agreement, dated April 11, 2013 (the “Underwriting Agreement”), by and among Dynex Capital, Inc. (the “Company”) and J. P. Morgan Securities LLC and Keefe, Bruyette & Woods, Inc., as representatives (collectively, the “Representatives”) of each of the other Underwriters named in Schedule A of the Underwriting Agreement (collectively, the “Underwriters”), with respect to (i) the sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the respective number of shares of 7.625% Series B Cumulative Redeemable Preferred Stock (liquidation preference $25.00 per share) of the Company (“Series B Preferred Stock”) set forth in Schedule A to the Underwriting Agreement and (ii) the grant by the Company to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) of the Underwriting Agreement to purchase all or any part of the Option Shares. All capitalized terms used but not defined herein shall have the meanings ascribed to them in the Underwriting Agreement.

1. As the Company’s Chief Financial Officer, (A) I am responsible for the Company’s accounting and financial matters, (B) I am familiar with the Company’s financial statements and internal accounting records and (C) I am familiar with the Company’s disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)).

2.(A) I have been actively involved in the preparation of the financial data included in the preliminary prospectus; (B) I have reviewed the statements appearing under the captions “Summary – Recent Developments”, “Risk Factors – Risks Related to the Series B Preferred Stock and This Offering – The Series B Preferred Stock ranks junior to all of our indebtedness and other liabilities and is effectively junior to all indebtedness and other liabilities of our subsidiaries.” and “Description of the Series B Preferred Stock – Ranking” (collectively, the “Statements”), including the financial data contained therein as circled and attached hereto as Exhibit A (the “Financial Data” and, together with the Statements, the “Disclosure”), (C) I or Company personnel under my supervision have performed certain procedures to confirm the reasonableness of the Financial Data based on the Company’s best currently available information and estimates, (D) the Disclosure was true, accurate and correct in all material respects as of the Applicable Time, and (E) the Financial Data is based upon the Company’s assessment and analysis of all factors it deems relevant.

This certificate is to assist each of the Underwriters and their counsel in conducting and documenting their investigation of the affairs of the Company in connection with the offering of the shares of Series B Preferred Stock.

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate as of the date set forth above.

DYNEX CAPITAL, INC.

By:
Name: Stephen J. Benedetti
Title: Executive Vice President,
Chief Operating Officer
and Chief Financial Officer